Exhibit 99.1

Monotype Imaging Announces Third Quarter 2011 Results

Company Reports Record OEM Revenue

WOBURN, Mass.--(BUSINESS WIRE)--November 1, 2011--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading global provider of text imaging solutions, today announced financial results for the third quarter ended Sept. 30, 2011.

Third quarter 2011 highlights:

  Third quarter revenue was $30.7 million, an eight percent increase year-over-year.
  Operating income for the third quarter was $9.6 million, or 31 percent of revenue.
  Non-GAAP net adjusted EBITDA for the third quarter was $13.7 million, or 45 percent of revenue.
  As of Sept. 30, 2011, total cash exceeded total debt by $4.2 million.

“Monotype Imaging delivered another solid quarter, led by record OEM revenue,” said Doug Shaw, president and chief executive officer. “Our results reflect the ongoing strength of the Display Imaging business, where our solutions improve the user experience across an expanding range of devices such as e-book readers, automotive displays and tablets.”

“In addition to reporting solid revenue growth for the third quarter, we continued to generate high levels of profitability and cash flow. Since our IPO in 2007, we have de-levered the balance sheet by more than $120 million. We reached an important milestone by ending this quarter in a net cash position,” said Scott Landers, senior vice president and chief financial officer.

Third quarter operating results

Revenue for the third quarter of 2011 was $30.7 million, up eight percent compared to $28.4 million in the third quarter of 2010. OEM revenue for the quarter was $23.0 million, increasing seven percent from the third quarter of 2010. Creative Professional revenue for the quarter was $7.6 million, increasing 11 percent from the third quarter of 2010.

Net income for the third quarter of 2011 was $6.0 million, compared to $5.9 million in the third quarter of 2010. Earnings per diluted share for the third quarter of 2011 were $0.16, unchanged from the same period last year.

Non-GAAP net income for the third quarter of 2011, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $8.6 million, compared to $8.4 million in the third quarter of 2010. Non-GAAP earnings per diluted share for the third quarter of 2011 were $0.23, unchanged from the same period last year.

GAAP and non-GAAP net income for the third quarter of 2011 includes a non-cash charge associated with the company’s debt refinancing of approximately $300,000, net of tax.

In the third quarter of 2011, non-GAAP net adjusted EBITDA was $13.7 million or 45 percent of revenue, compared to $13.4 million or 47 percent of revenue in the third quarter of 2010.

A reconciliation of GAAP measures to non-GAAP measures for the three and nine months ended Sept. 30, 2011 and 2010 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype Imaging had cash and cash equivalents of $51.5 million as of Sept. 30, 2011, a decrease from $53.1 million as of June 30, 2011 and an increase from $42.8 million as of Dec. 31, 2010. Monotype Imaging generated $10.8 million of cash from operations in the third quarter of 2011.

The company’s outstanding debt was $47.3 million as of Sept. 30, 2011, a decrease from $57.3 million at the end of the prior quarter and a decrease from $65.9 million as of Dec. 31, 2010.

As of Sept. 30, 2011, Monotype Imaging had net cash of $4.2 million, compared to net debt of $4.3 million in the prior quarter and $23.1 million at the beginning of the year.

Financial outlook

For the fourth quarter of 2011, Monotype Imaging expects revenue in the range of $30.5 million to $32.0 million. The company expects fourth quarter 2011 non-GAAP net adjusted EBITDA in the range of $13.5 million to $14.5 million, GAAP earnings per diluted share in the range of $0.15 to $0.17 and non-GAAP earnings per diluted share in the range of $0.22 to $0.24.

For full year 2011, Monotype Imaging expects revenue in the range of $122 million to $123.5 million. The company expects full year 2011 non-GAAP net adjusted EBITDA in the range of $54.4 million to $55.4 million, GAAP earnings per diluted share in the range of $0.62 to $0.64 and non-GAAP earnings per diluted share in the range of $0.89 to $0.91.

Conference call details

Monotype Imaging will host a conference call on Tuesday, Nov. 1, 2011, at 8:30 a.m. EDT to discuss the company’s third quarter 2011 results and business outlook for the remainder of 2011. Individuals who are interested in listening to the audio webcast should log on to the Investor Relations portion of the About Us section of Monotype Imaging’s website at www.monotypeimaging.com. The live call can also be accessed by dialing 877-941-2333 (domestic) or 480-629-9723 (international) using passcode 4477989. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investor Relations portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s OEM business and Creative Professional business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2011. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging combines technology with design to help the world communicate. Based in Woburn, Mass. with offices in the U.S., Europe and Asia, Monotype Imaging brings text imaging and graphical user interface capabilities to consumer electronics devices such as laser printers, copiers, mobile phones, navigation devices, digital cameras, e-book readers, automotive displays, tablets, digital televisions, set-top boxes and consumer appliances. The company also provides printer drivers, page description language interpreters, printer user interface technology and color imaging solutions to printer manufacturers and OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 14,000 typefaces from the Monotype®, Linotype® and ITC® typeface libraries – home to some of the world's most widely used designs, including the Times New Roman®, Helvetica® and ITC Franklin Gothic™ typefaces. Fonts are licensed to creative, business and Web professionals through e-commerce portals, direct and indirect sales and custom design services. Monotype Imaging offers industry-standard font solutions that support all of the world's major languages. Information about Monotype Imaging can be found at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain other jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica is a trademark of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. ITC is a trademark of International Typeface Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. © 2011 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$51,478	$42,786
Accounts receivable, net	6,680	4,720
Income tax refunds receivable	468	340
Deferred income taxes	306	350
Prepaid expense and other current assets	2,578	2,480

Total current assets	61,510	50,676
Property and equipment, net	2,290	1,589
Goodwill	142,326	142,354
Intangible assets, net	74,047	80,239
Other assets	5,566	3,947

Total assets	$285,739	$278,805

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$487	$753
Accrued expenses and other current liabilities	10,030	13,045
Accrued income taxes	254	1,171
Deferred revenue	10,892	8,506
Current portion of long-term debt	10,000	8,355

Total current liabilities	31,663	31,830
Long-term debt, less current portion	37,321	57,504
Other long-term liabilities	257	471
Deferred income taxes	21,594	19,328
Reserve for income taxes, net of current portion	1,139	1,125
Accrued pension benefits	3,760	3,565
Stockholders’ equity:
Common stock	36	35
Additional paid-in capital	163,803	155,791
Treasury stock, at cost	(86)	(86)
Retained earnings	25,347	8,317
Accumulated other comprehensive income	905	925

Total stockholders’ equity	190,005	164,982

Total liabilities and stockholders’ equity	$285,739	$278,805

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$30,695	$28,358	$91,490	$77,254
Costs and expenses:
Cost of revenue	2,503	1,825	7,490	5,553
Cost of revenue—amortization of acquired technology	798	869	2,373	2,608

Total cost of revenue	3,301	2,694	9,863	8,161

Gross profit	27,394	25,664	81,627	69,093
Operating expenses:
Marketing and selling	8,169	6,731	24,198	18,909
Research and development	4,116	3,934	12,176	11,525
General and administrative	4,284	4,104	12,621	12,200
Amortization of other intangible assets	1,252	1,189	3,847	3,577

Total operating expenses	17,821	15,958	52,842	46,211
Income from operations	9,573	9,706	28,785	22,882
Other (income) expense:
Interest expense	587	1,084	2,388	3,387
Interest income	(29)	—	(91)	(13)
Loss (gain) on foreign exchange	215	(1,202)	(266)	1,487
(Gain) loss on derivatives	(536)	1,597	487	(168)
Loss on extinguishment of debt	422	—	422	—
Other expense (income), net	2	—	2	(9)

Total other expense	661	1,479	2,942	4,684
Income before provision for income taxes	8,912	8,227	25,843	18,198
Provision for income taxes	2,920	2,304	8,813	5,969

Net income	$5,992	$5,923	$17,030	$12,229

Net income available to common shareholders – basic & diluted	$5,891	$5,886	$16,753	$12,152

Net income per common share:
Basic	$0.17	$0.17	$0.48	$0.35
Diluted	$0.16	$0.16	$0.46	$0.34
Weighted average number of shares:
Basic	35,447,484	35,208,237	35,267,592	34,710,406
Diluted	36,829,518	36,264,638	36,703,298	35,910,668

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP operating income	$9,573	$9,706	$28,785	$22,882
Depreciation and amortization	2,320	2,318	6,987	6,966
Share based compensation	1,806	1,395	5,128	4,206

Non-GAAP net adjusted EBITDA	$13,699	$13,419	$40,900	$34,054

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP net income	$5,992	$5,923	$17,030	$12,229
Amortization, net of tax	1,378	1,482	4,099	4,156
Share based compensation, net of tax	1,214	1,004	3,379	2,826

Non-GAAP net income	$8,584	$8,409	$24,508	$19,211

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP earnings per diluted share	$0.16	$0.16	$0.46	$0.34
Amortization, net of tax	0.04	0.04	0.11	0.12
Share based compensation, net of tax	0.03	0.03	0.09	0.08

Non-GAAP earnings per diluted share	$0.23	$0.23	$0.66	$0.54

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Marketing and selling	$777	$526	$2,172	$1,549
Research and development	414	277	1,187	892
General and administrative	615	592	1,769	1,765

Total share based compensation	$1,806	$1,395	$5,128	$4,206

MARKET INFORMATION
(Unaudited and in thousands)

The following table presents revenue for our two major markets:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
OEM	$23,047	$21,480	$67,830	$57,488
Creative professional	7,648	6,878	23,660	19,766

Total	$30,695	$28,358	$91,490	$77,254

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q4 2011	Q4 2011
GAAP net income	$5,800	$6,400
Amortization, net of tax	1,400	1,400
Share-based compensation, net of tax	1,100	1,100
Non-GAAP net income	8,300	8,900
GAAP earnings per diluted share	0.15	0.17
Amortization, net of tax, per diluted share	0.04	0.04
Share-based compensation, net of tax, per diluted share	0.03	0.03

Non-GAAP earnings per diluted share	$0.22	$0.24

Weighted average diluted shares used to compute non-GAAP earnings per share	37,400,000	37,400,000

Assumes 34% effective tax rate.

	Low End of Guidance	High End of Guidance
	2011	2011
GAAP net income	$22,800	$23,500
Amortization, net of tax	5,500	5,500
Share-based compensation, net of tax	4,500	4,500
Non-GAAP net income	32,800	33,500
GAAP earnings per diluted share	0.62	0.64
Amortization, net of tax, per diluted share	0.15	0.15
Share-based compensation, net of tax, per diluted share	0.12	0.12

Non-GAAP earnings per diluted share	$0.89	$0.91

Weighted average diluted shares used to compute non-GAAP earnings per share	36,800,000	36,800,000

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q4 2011	Q4 2011
GAAP operating income	$9,500	$10,500
Depreciation and amortization	2,300	2,300
Share-based compensation	1,700	1,700

Non-GAAP net adjusted EBITDA	$13,500	$14,500

	Low End of Guidance	High End of Guidance
	2011	2011
GAAP operating income	$38,300	$39,300
Depreciation and amortization	9,300	9,300
Share-based compensation	6,800	6,800

Non-GAAP net adjusted EBITDA	$54,400	$55,400

CONTACT:
Investor Relations Contact:
ICR
Staci Mortenson, 781-970-6120
ir@monotypeimaging.com